Exhibit A


                                    AGREEMENT


     The undersigned parties do hereby agree that a Schedule 13D, and any amendment thereto, pertaining to the shares of Common Stock of RIVIERA HOLDINGS CORPORATION beneficially owned by said parties shall be jointly filed on behalf of each of the undersigned.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement this 27th day of December 2002.




                                 /s/ DONALD J. TRUMP
                                 Donald J. Trump




                                 TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.

                                      By:  TRUMP HOTELS & CASINO RESORTS, INC.,
                                           its general partner


                                           /s/ JOHN P. BURKE
                                           John P. Burke
                                           Executive Vice President and
                                           Corporate Treasurer

                                 TRUMP HOTELS & CASINO RESORTS, INC.

                                           /s/ JOHN P. BURKE
                                           John P. Burke
                                           Executive Vice President and
                                           Corporate Treasurer


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